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                                                                 EXHIBIT (99)(D)
                       CONSENT OF ANTHONY P. TERRACCIANO
     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references to him in the Joint Proxy Statement/Prospectus of First Union Corporation and First Fidelity Bancorporation, which is part of this Registration Statement on Form S-4 of
First Union Corporation, with respect to his being elected or appointed as a director of First Union Corporation under the circumstances described therein.
                                         /s/ Anthony P. Terracciano
                                         ANTHONY P. TERRACCIANO
Newark, New Jersey
August 31, 1995